Exhibit 10.4

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Amendment”), by and between HUTCHINSON TECHNOLOGY INCORPORATED, a Minnesota corporation (“HTI”), HUTCHINSON TECHNOLOGY ASIA, INC., a Minnesota corporation (“Asia”; collectively HTI and Asia shall be referred to as the “Borrower”), whose address is 40 West Highland Park, Hutchinson, Minnesota 55350, and BANK OF AMERICA N.A., as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, a national banking association, (the “Bank”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603, dated as of November 5, 2008 and effective as of September 26 2008.

R E C I T A L S:

A. The Borrower and the Bank entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 2007 as amended by that certain Amendment to Second Amended and Restated Loan Agreement dated as of February 1, 2008 (as so amended, the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Borrower evidenced by that certain Second Replacement Revolving Note dated as of December 21, 2007 in the maximum principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), executed by the Borrower and made payable to the order of the Bank (the “Revolving Note”).

B. At the present time the Borrower requests, and the Bank is agreeable to amending the Loan Agreement as provided herein, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

A G R E E M E N T S:

1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3. AMENDMENTS TO THE LOAN AGREEMENT.

3.1. Section 1.1 is hereby amended to add the following defined terms in alphabetical order:

“ARS Lender” means Smith Barney Inc., USB Financial Services, Inc. and/or any other Person providing a Permitted Auction Rate Securities Loan.

“Adjusted HTO Investment Amount” means if there is a Real Estate Financing, $130,000,000 minus the Real Estate Financing Amount.

“Collateral” shall have the meaning ascribed to it in the Security Agreement.

“HTO” means Hutchinson Technology Operations (Thailand) Co., LTD so long as HTI owns 100% of the outstanding stock of HTO.

“HTO Permitted Investments” means: (a) if there is no Real Estate Financing, Investments in or to HTO provided that the aggregate amount so invested or loan to HTO shall not exceed $130,000,000; or (b) if there is a Real Estate Financing, Investments in or to HTO provided that the aggregate amount so invested or loan to HTO shall not exceed the Adjusted HTO Investment Amount.

“Initial Loan Documents” shall have the meaning ascribed to it in Section 3.1.

“Investments” shall have the meaning ascribed to it in Section 7.3.

“Non-HTO Permitted Investments” means, at any time, Investments in or to all Non-HTO Subsidiaries, in the aggregate, not to exceed $10,000,000 at any time outstanding.

“Non-HTO Subsidiaries” means all of the Borrower’s Subsidiaries except HTO.

“Permitted Auction Rate Securities” means student loan backed auction rate securities acquired by the Borrower prior to September 1, 2008 which had an aggregate acquisition cost of not greater than $100,700,000.00.

Permitted Auction Rate Securities Loans” means loans made by an ARS Lender to HTI: a) which will be secured solely by those Permitted Auction Rate Securities that each such ARS Lender holds for the account of Borrower as well as the proceeds thereform; b) which will be in a principal amount not exceeding the lesser of: (i) the market value of such pledged Permitted Auction Rate Securities; or (ii) Borrower’s acquisition cost of such pledged Permitted Auction Rate Securities; and (c) with respect to which such ARS Lender shall have waived all rights of setoff against any other assets of the Borrower or amounts such ARS Lender owes to the Borrower which waiver shall be made pursuant to an agreement satisfactory to Bank in its sole discretion.

“Permitted Subsidiary Investments” means HTO Permitted Investments and Non-HTO Permitted Investments.

“Prime” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its “Prime Rate,” which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time. The effective date of any change in the “Prime Rate” shall for purposes hereof be the date the “Prime Rate” is changed by the Bank. The Bank shall not be obligated to give notice of any change in the “Prime Rate.”

“Real Estate Financing” means a loan in a principal amount not to exceed the Real Estate Financing Amount provided by a party other than the Bank, the Borrower or any Affiliate of the Borrower to HTO for the purpose of acquiring real property and building a factory in Thailand.

“Real Estate Financing Amount” means the principal amount of the Real Estate Financing but not in excess of $25,000,000.

“Reduction Date” means the earlier to occur of: a) February 3, 2009; or b) the first date in which the Borrower signs an agreement, note or similar document with respect to a Permitted Auction Rate Securities Loan.

“Security Agreement” means that certain Security Agreement dated November 5, 2008 executed by the Borrower and delivered to the Bank.

3.2. Section 1.1 is hereby amended to amend and restate the following defined terms:

“LIBOR Rate” shall mean (A) for all LIBOR Loans, a per annum rate of interest equal to LIBOR for the relevant Interest Period, plus two percent (2.00%), which LIBOR Rate shall remain fixed during such Interest Period; and (B) for all Alternate Currency Loans, a per annum rate of interest equal to the Alternate Currency Rate for the relevant Interest Period plus two percent (2.00%), which Alternate Currency Rate shall remain fixed during such Interest Period.

“Loan Documents” shall mean each of this Agreement, the Note, the Security Agreement, the Initial Loan Documents and each and every other agreement, document, instrument and certificate executed in connection with the foregoing from time to time for the benefit of the Bank in connection with the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Maturity Date” shall mean December 1, 2009, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Note.

“Prime Rate” means a rate of interest equal to Prime plus two percent (2.00%).

“Revolving Loan Commitment” means: a) for the period before the Reduction Date, the sum of Fifty Million and 00/100 Dollars ($50,000,000.00); and b) for the period commencing on the Reduction Date and continuing thereafter, the sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

“Senior Debt” means all Covenant Indebtedness, less all Subordinated Debt and less all Permitted Auction Rate Securities Loans.

“Unused Amount” means the Revolving Loan Commitment, less all outstanding Revolving Loans and less the Letter of Credit Obligations.

3.3. Section 2.5(a) is deleted in its entirety and is replaced by the following:

(a) Unused Fee. The Borrower agrees to pay to the Bank a fee in the amount one-half of one percent (0.50%) per annum of the Unused Amount (“Unused Fee”) which shall be determined daily and calculated based upon a 360 day year. The Unused Fee shall be paid four times per year, in arrears, on the last Business Day of each calendar quarter

3.4. The Loan Agreement is amended to add the following new Section 2.8 immediately following Section 2.7:

2.8 Collateral. As security for the Obligations, Borrower will grant to Bank a security interest of first priority in the Collateral pursuant to the Security Agreement. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals and audits, as provided in Security Agreement.

3.5. Section 3.1 of the Loan Agreement is amended to change the defined term “Loan Documents” to “Initial Loan Documents.”

3.6. Section 5 of the Loan Agreement is amended to delete the words “one percent (1.00%)” appearing in the second paragraph of such Section 5 and replacing it with the words “two percent ((2.00%).”

3.7. Section 7.1 of the Loan Agreement is hereby amended to add the following subsection “(k)” and “(l)” immediately following subsection “(j)”:

(k) A guaranty of the obligations of HTO with respect to the Real Estate Financing; and

(l) Permitted Auction Rate Securities Loans.

3.8. Section 7.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

7.2 Encumbrances. The Borrower shall not either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower, whether owned at the date hereof or hereafter acquired, except for the following:

(a) Permitted Liens.

(b) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, provided, that such Liens attach only to the property being acquired and that the Indebtedness secured thereby does not exceed the fair market value of such property at the time of acquisition thereof and that the Indebtedness is otherwise permitted under Section 7.1; and

(c) Liens on Permitted Auction Rate Securities (including the proceeds thereof) securing Permitted Auction Rate Securities Loans.

3.9. Section 7.3 of the Loan Agreement is hereby amended in its entirety to read as follows which amendment shall be deemed effective as of September 26, 2008:

7.3 Investments. The Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person (“Investments”) except: a) Investments by HTI in or to Asia; b) to the extent permitted under the terms of Schedule 7.3; c) to the extent that such Investment consists of Permitted Auction Rate Securities; and d) Permitted Subsidiary Investments.

3.10. The Loan Agreement is amended to add the following new Section 7.9 immediately following Section 7.8:

7.9 No Negative Pledge. The Borrower shall not enter into any agreement (other than with the Bank) that prohibits or limits the liens, mortgages, security interests, guaranties or similar interests that the Borrower or any Subsidiary may grant to Bank, except in connection with any document governing Liens i) permitted by Section 7.2(a), Section 7.2(b), or Section 7.2(c); or ii) securing the Real Estate Financing provided that such restriction contained therein relates only to the assets subject to such Liens.

3.11. The Loan Agreement is amended to add the following new Section 8.14 immediately following Section 8.13:

8.14 Permitted Auction Rate Securities Loans. On or before the tenth day following the execution of any documents evidencing or relating to a Permitted Auction Rate Securities Loan, the Borrower shall deliver a copy of all such executed documents to Bank.

3.12. Section 9.3 is hereby deleted in its entirety and is replaced with the following:

9.3 “Total Debt to Capitalization. As of the end of each of its fiscal quarters, the Borrower shall maintain a ratio of (i) Covenant Indebtedness to (ii) Capitalization not to exceed 0.60 to 1.00.

3.13. Section 12.17 is hereby amended to delete the address Bank appearing therein and replace it with the following:

Bank of America N.A.

135 South LaSalle Street

Chicago, Illinois 60603

Attn.: Quinn Richardson

3.14. Schedule 6.4 is deleted in its entirety and is replaced by Schedule 6.4 attached hereto.

3.15. Schedule 6.6 is deleted in its entirety and is replaced by Schedule 6.6 attached hereto.

3.16. Schedule 6.8 is deleted in its entirety and is replaced by Schedule 6.8 attached hereto.

3.17. Exhibit “A” to the Loan Agreement is deleted in its entirety and is replaced with Exhibit A attached hereto.

4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

4.1. Organization. Each Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing except where the failure to be so qualified would not have a material adverse effect on the Borrower. HTI’s state issued organizational identification number is 1I-896 and Asia’s state issued organizational identification number is 5Y-334. The exact legal name of the Borrower is as set forth in the preamble of this Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

4.2. Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

4.3. No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the Articles of Incorporation of the Borrower or of any agreement binding upon the Borrower.

4.4. Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.5. Compliance with Loan Agreement. The representations and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently filed with the Securities and Exchange Commission and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 7, Section 8 and Section 9 thereof.

4.6. No Event of Default. As of the date hereof and upon the effectiveness of this Amendment, no Event of Default under Section 10 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

4.7. Non-HTO Permitted Investments. As of the date of this Amendment, Non-HTO Permitted Investments do not exceed $4,000,000.

4.8. HTO Permitted Investments. As of the date of this Amendment, HTO Permitted Investments do not exceed $250,000.

5. CONDITIONS PRECEDENT. This Amendment shall become effective as of September 26, 2008 after receipt by the Bank of the following:

5.1. Amendment. This Amendment executed by the Borrower and the Bank.

5.2. Note. The Third Replacement Revolving Note in form and substance acceptable to the Bank executed by the Borrower.

5.3. Security Agreement. The Security Agreement executed by the Borrower.

5.4. Resolutions Resolutions of the board of directors and/or the shareholders of HTI and Asia authorizing the execution by the Borrower of this Amendment and the Loan Documents.

5.5. Other Documents. Such other documents, certificates and/or opinions of counsel as the Bank may request.

6. GENERAL.

6.1. Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Amendment.

6.2. Successors and Assigns. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

6.3. Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

6.4. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown

6.5. References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

6.6. Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

6.7. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

(Signatures on Following Page)

(Signature Page for Second Amendment to Second Amended and Restated Loan Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

HUTCHINSON TECHNOLOGY INCORPORATED, a Minnesota corporation

By:	/s/ Ruth N. Bauer
Name:	Ruth N. Bauer
Title:	Treasurer

HUTCHINSON TECHNOLOGY ASIA, INC., a Minnesota corporation

By:	/s/ Ruth N. Bauer
Name:	Ruth N. Bauer
Title:	Treasurer

BANK OF AMERICA N.A., a national banking association

By:	/s/ A. Quinn Richardson
Name:	A. Quinn Richardson
Title:	SVP